 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2014

IRONSTONE GROUP INC
(Exact name of registrant as specified in its charter)

95-2829956
(I.R.S. Employer Identification Number)

Delaware

(State or other jurisdiction of incorporation or organization)

909 Montgomery Street, 3F

San Francisco, CA  94133

(415) 551-5600

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registrant’s telephone number, including area code: (415) 593-5400

Not applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ο	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ο	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ο	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ο	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On January 2, 2014, Ironstone Group, Inc. (“Ironstone”) entered into a Stock Purchase Agreement (the “Purchase Agreement”) with certain new investors and certain of its existing investors (each, a “Share Purchaser” and, collectively, the “Share Purchasers”), pursuant to which, Ironstone issued and sold to such Share Purchasers 131,429 shares of Ironstone’s Common Stock (the “Shares”), representing 7.0% of Ironstone’s outstanding equity securities,  for an aggregate purchase price of $230,000. The Share Purchasers included Ironstone Directors, Thomas Thurston and Robert Hambrecht, Chief Financial Officer, Elizabeth Hambrecht, and Secretary, Helen Miazga. Except for the affiliations disclosed in the preceding sentence, prior to entering into the Purchase Agreement, there was no material relationship between Ironstone and any of the Share Purchasers.

Item 3.02 Unregistered Sale of Equity Securities

    The information set forth in Item 1.01 is hereby incorporated by reference. The Shares were sold in reliance on Section 4(2) of the Securities Act of 1933, which exempts from registration sales by an issuer not involving any public offering.

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 2, 2014, Madsen & Associates CPAs, Inc. (“Madsen”), the independent registered public accounting firm of Ironstone, was dismissed by Ironstone. Also, on January 2, 2014, Ironstone engaged Burr Pilger Mayer, Inc. (“BPM”) as its independent registered public accounting firm. Ironstone’s decision to dismiss Madsen and to engage BPM was approved by the Board of Directors of Ironstone on December 17, 2013.

None of the reports of Madsen on the consolidated financial statements for Ironstone for each of the two most recent fiscal years ending December 31, 2012 and 2011 or any subsequent interim periods contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles, except that each statement contained a qualification that there was a substantial doubt about Ironstone’s ability to continue as a going concern.

During Ironstone’s two most recent fiscal years and the subsequent interim periods through the date of dismissal, there were no disagreements with Madsen on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Madsen, would have caused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for those periods. For the years ended December 31, 2012 and 2011, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended December 31, 2012 and 2011 and through the date of this Form 8-K, neither Ironstone, nor anyone acting on their behalf, consulted with BPM with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that would have been rendered on Ironstone’s consolidated financial statements, or any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K). Prior to Ironstone’s engagement of BPM, BPM did not provide Ironstone with either written or oral advice that was an important factor considered by Ironstone in reaching a decision to dismiss Madsen as its independent registered public accounting firm.

Ironstone provided Madsen with a copy of the foregoing disclosures under Item 4.01 of this Form 8-K and requested that Madsen furnish Ironstone with a letter addressed to the Securities and Exchange Commission stating whether Madsen agrees with the foregoing disclosure under this Item 4.01, and if not, stating the respects in which it does not agree. Ironstone has received the requested letter from Madsen stating that it does agree, and a copy is filed as Exhibit 16.1 to this Form 8-K.

Item 5.02 Election of Directors.

On January 2, 2014, Mr. Thomas Thurston was appointed to the Board of Directors to fill an existing vacancy on the Board.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description of Document
16.1	Letter of MMadsen & Associates CPAs, Inc. to the Securities and Exchange Commission, dated January 13, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironstone Group Inc.

Date: January 13, 2014	By	/s/ Elizabeth Hambrecht
Elizabeth Hambrecht